UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) August 1, 2007

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

On August 1, 2007, Sinclair Broadcast Group (the “Company”) publicly reported its second quarter 2007 results and its outlook for the third quarter of 2007.  In that same release, the Company also announced the sale of its television station, WGGB-TV in Springfield, Massachusetts.  On the Company’s August 1, 2007 conference call with the public to discuss its earnings release, management directed the public to visit its website, www.sbgi.net, for the 2006 and 2007 historical quarterly income statements with WGGB-TV reclassified from continuing operations to discontinued operations.

 In addition to this historical information, the initial website posting inadvertently included certain forward-looking financial information relating to the third and fourth quarters of 2007.  Promptly upon realizing this information had been posted, the Company removed the information from its website.  Certain of the information was preliminary in nature, had not been reviewed or approved by the Company’s management and should not be relied upon by anyone who viewed, or has been provided with, the information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Chief Accounting Officer

Dated: August 2, 2007